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                                                                   EXHIBIT 10.13



                               SUBLEASE AGREEMENT


       THIS SUBLEASE AGREEMENT (this "Sublease") is made this 31st day of July, 1997 between EQUIFAX INC., a Georgia corporation ("Sublandlord"), and EQUIFAX SERVICES INC., a Georgia corporation ("Subtenant").


                                    RECITALS

       William J. Wade, not in his individual capacity but solely as the Individual Owner Trustee of Equifax Business Trust No. 1994-A, a Delaware business trust (the "Prime Landlord"), as lessor, and Sublandlord, as lessee, entered into that certain Lease Agreement (as the same may be amended, renewed or extended from time to time, the "Prime Lease"), dated as of March 18, 1994, for the lease by Sublandlord of that certain property and the two buildings thereon known as Building One and Building Two, the address of Building One being 1505 Windward Concourse, and the address of Building Two being 1525 Windward Concourse, according to the current system of numbering, located in Alpharetta, Fulton County, Georgia, as more particularly described in the Prime Lease, known generally as the J. V. White Technology Center (the "Property"). The buildings located on the Property are herein referred to as the "Buildings."

       Sublandlord and Subtenant desire to enter into this Sublease, pursuant to the terms of which Subtenant will lease from Sublandlord and Sublandlord will lease to Subtenant a portion of the Buildings and related facilities on the Property.

                                    AGREEMENT

       NOW THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and the mutual covenants and obligations set forth in this Sublease, Sublandlord and Subtenant do hereby agree as follows:

       1. Subleased Premises; Good Faith Negotiation for Additional or Alternative Space in the Buildings. Sublandlord does hereby lease to Subtenant, and Subtenant leases and rents from Sublandlord:

              (a) that portion of the first floor of Building One consisting of approximately four thousand three hundred six (4,306) rentable (3,680 usable) square feet (as shown outlined and cross-hatched on the floor plan attached hereto as Exhibit A-1 and incorporated herein by this reference;

              (b) that portion of the second floor of Building One consisting of approximately five thousand one hundred one (5,101) rentable (4,360 usable) square feet as shown outlined and cross-hatched on the floor plan attached hereto as Exhibit A-2 and incorporated herein by this reference; and


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              (c) that portion of the ground floor of Building Two consisting of approximately three thousand two hundred forty-seven (3,247) rentable (2,775 usable) square feet as shown outlined and cross-hatched on the floor plan attached hereto as Exhibit A-3 and incorporated herein by this reference

(all of such cross-hatched premises shown on Exhibit A-1, Exhibit A-2 and Exhibit A-3 herein referred to collectively as the "Subleased Premises"). The Subleased Premises are being leased by Sublandlord to Subtenant "as is" and Subtenant accepts the Subleased Premises in such condition. Sublandlord shall not be obligated to construct any demising walls or make any improvements whatsoever with regard to the Subleased Premises. Subtenant shall make no alterations within the Subleased Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld.

       Sublandlord and Subtenant acknowledge and agree that Subtenant may, from time to time, need to obtain additional or alternative space in Building One or Building Two to conduct Subtenant's operations, and Sublandlord agrees to negotiate in good faith to determine if such additional or alternative space is available when requested by Subtenant, as well as the extent and the terms of any such additional subleased space.

       2.     Parking; Use of Common Areas and Facilities.

              (a) Use of General Parking and Reserved Parking. Subtenant may use the parking facilities on the Property on a first-come, first-served basis, so long as Subtenant's use is in compliance with building code requirements. Certain parking spaces on the Property are marked "Reserved" and shall not be available for use by Subtenant, except that Subtenant's individual employees may qualify for use of such reserved parking spaces under the same procedures and years of service requirements as are applicable to Sublandlord, receiving credit for years of service with Sublandlord immediately prior to the date of this Sublease.

              (b) Use of Related Facilities and Services. Subtenant is granted a license to use, on a non-exclusive basis, the common areas used as such by Sublandlord, conference rooms, training rooms, cafeteria facilities and mailroom facilities in the Buildings, as more specifically described in Exhibit B attached hereto and incorporated herein by this reference. Subtenant shall have access to the equipment rooms denoted in item six of Exhibit B hereto, at any reasonable time, for the purposes of maintaining the existing equipment owned by Subtenant located therein, as well as for the purpose of adding any additional equipment permitted hereunder that Subtenant determines is necessary to operate its business on the Subleased Premises, provided that Subtenant's use of the equipment rooms shall not interfere with Sublandlord's use of such equipment rooms. No additional equipment shall be installed in the Subleased Premises without Sublandlord's prior written approval, such approval not to be unreasonably withheld. Conference rooms and training rooms shall be scheduled on an availability basis in


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accordance with Sublandlord's reservation procedures. Subtenant shall pay its pro rata share of overhead allocable to such areas as Additional Rent as set forth below. Subtenant's mail may be delivered to the Sublandlord's mail room and shall be delivered to one location within the Subleased Premises (i.e., Sublandlord shall have no responsibility for delivering Subtenant's mail directly to individual addressees).

       3. Term. The term of this Sublease ("Sublease Term") as to the Subleased Premises located in Building One shall be for five (5) years, commencing at 5:00 p.m. on the 31st day of July, 1997 and expiring at 12:00 midnight on July 30, 2002, unless the Prime Lease or this Sublease is sooner terminated in accordance with the terms and conditions set forth therein or herein. The Sublease Term as to the Subleased Premises located in Building Two shall be for the period commencing at 5:00 p.m. on the 31st day of July, 1997 and expiring at 12:00 midnight on October 1, 1997, unless the Prime Lease or this Sublease is sooner terminated in accordance with the terms and conditions set forth therein or herein. Subtenant has no options to renew or extend the Sublease Term as to any of the Subleased Premises.

       4. Rent. Subtenant shall pay to Sublandlord a base rent ("Base Rent") of Ninety-Two Thousand Four Hundred Seventy and 81/100 Dollars ($92,470.81) per annum. The Base Rent shall be payable by Subtenant to Sublandlord in advance in twelve equal monthly installments of Seven Thousand Seven Hundred Five and 90/100 Dollars ($7,705.90) each, which are due and payable on or before the first day of each calendar month during the Sublease Term with appropriate prorations for partial months. As additional Base Rent for the Subleased Premises located in Building Two, with both the August 1, 1997 and September 1, 1997 payments, Subtenant shall also pay to Sublandlord Two Thousand Six Hundred Fifty-Nine and 83/100 Dollars ($2,659.83).

       5.     Additional Rent.

              (a) Subtenant agrees to pay Sublandlord throughout the Sublease Term, as "Additional Rent" hereunder, for Subtenant's Share of the annual Operating Expenses (as defined below). The Additional Rent shall be payable in advance in twelve equal monthly installments on the same date and in the same manner as Rent is payable hereunder. For any partial period to which an Operating Expense is allocable but this Sublease is not in effect (by way of illustration only, annual insurance premiums for coverage expiring after termination of the Sublease Term), Subtenant's Share for such period shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Sublease Term. The amount of monthly Additional Rent is determined by Sublandlord on an annual basis. The annual Additional Rent amounts for the period ending December 31, 1997 is attached hereto as Exhibit C. The amount of Additional Rent shall be reviewed by Sublandlord and adjusted annually. There shall be no adjustments for prior years; provided, however, that any Operating Expenses in addition to the amounts used as a basis for such calculated payment of Additional Rent for the



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previous year shall be passed on to Subtenant through the calculation of
Additional Rent payments for the next calendar year.

              (b) The term "Subtenant's Share" shall mean the amounts of Operating Expenses allocable to the Subleased Premises determined by historical allocation of the Sublandlord with respect to the Operating Expenses for the entire Property. If Subtenant does not occupy the Subleased Premises for the entire full calendar year in which the Sublease Term commences or ends, Subtenant's Share of Operating Expenses for the applicable calendar year shall be appropriately prorated for the partial year during which Subtenant occupied the Subleased Premises, based on the number of days Subtenant has occupied the Subleased Premises during that year.

              (c) "Operating Expenses" shall be all those expenses of operating, servicing, managing, maintaining and repairing the Property, Buildings, all parking areas and related common areas in a manner deemed by Sublandlord reasonable and appropriate and in a manner consistent with first-class office buildings in suburban Atlanta, Georgia. All Operating Expenses shall be as actually incurred by Sublandlord. Subtenant may have reasonable access to Sublandlord's records in order to audit or otherwise verify Subtenant's Share of such expenses. Operating Expenses shall include, without limitation, the following:

                     (1) All taxes and assessments, whether general or special, applicable to the Property and the Buildings, which shall include real and personal property ad valorem taxes, and any and all reasonable costs and expenses incurred by Sublandlord in seeking a reduction of any such taxes and assessments. However, Subtenant shall not be obligated for taxes on the net income to Sublandlord for the sublease hereunder, unless there is imposed in the future a tax on rental income on the Buildings in lieu of the real property ad valorem taxes, in which event such tax shall be deemed an Operating Expense of the Buildings;

                     (2) Insurance premiums and deductible amounts, including, without limitation, for commercial general liability, "all risks" property, rent loss and other coverages carried by Sublandlord on the Buildings and Property as required by the Prime Lease;

                     (3) Overhead allocated to operation, repair and maintenance of the parking areas, common areas, conference rooms, training rooms, cafeteria facilities (including any subsidization of meal costs) and mailroom facilities, in accordance with Exhibit B hereto, as allocated by Sublandlord's cost management system;

                     (4) All expenses borne by Sublandlord with respect to the Buildings or the Property pursuant to the Prime Lease;



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                     (5)    All utilities, including, without limitation, water,
       electricity, power, heating, lighting, ventilation, sanitary sewer and air conditioning of the Buildings, but not including those utility charges actually paid directly by Subtenant, if any;

                     (6) Landscaping and janitorial and maintenance expenses, including janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Buildings, and the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements;

                     (7) The costs, including interest, amortized over its useful life, of any capital improvement made to the Buildings by or on behalf of Sublandlord after the date of this Sublease which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Buildings as of the date of this Sublease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Buildings;

                     (8) All services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Buildings, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas;

                     (9) Wages and salaries of Sublandlord's employees (not above the level of building manager) engaged in the maintenance, operation, repair and services of the Property, including taxes, insurance and customary fringe benefits;

                     (10)   Reasonable legal and accounting costs;

                     (11) Costs to maintain and repair the Buildings and Property;

                     (12) Security costs unless the cost of that service contract is already included in Operating Expenses as described above.

              (d) Operating Expenses shall not include the cost of long distance telephone service or any telephone related expense in excess of basic service (unless Sublandlord obtains such services for all telephones in the Buildings and pays for the same).

              (e) For the utility costs included in Operating Expenses, the electricity provided to the Subleased Premises shall be on a level suitable for normal office use, including usual and normal small office machines and similar equipment currently utilized



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by Subtenant, and lighting of the Subleased Premises to building standard light levels produced by building standard lighting fixtures (Subtenant being obligated to pay for replacement of all light bulbs including fluorescent tubes). Seasonal air conditioning and heating for the Subleased Premises in Building Two shall be on Monday through Friday inclusive, with holidays observed by Sublandlord and legal holidays excepted, from 8:00 A.M. to 5:00 P.M. Seasonal air conditioning and heating for the Subleased Premises in Building One shall be provided on the same basis and extent as Sublandlord maintains with respect to the balance of Building One. Subtenant shall install no equipment in the Subleased Premises, including, but not limited to, non-standard lighting, electric heaters, air conditioners, data processing and duplicating equipment, stoves, microwaves, refrigerators and vending machines without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, provided that such equipment does not exceed available capacity or electrical load. Sublandlord shall not be liable for any damages directly or indirectly resulting from the installation, use, or interruption of use of utilities or the furnishing of services referred to in this paragraph where such interruption results from circumstances beyond Sublandlord's reasonable control or from interruptions made necessary by repairs and maintenance being undertaken by Sublandlord.

       6. Use and Maintenance. Subtenant's use of the Subleased Premises shall be strictly in accordance with the use provisions of the Prime Lease. Subtenant's maintenance obligations with respect to the Subleased Premises shall be the same as Sublandlord's maintenance obligations with respect to the Property and the Buildings pursuant to the terms of the Prime Lease, except that Sublandlord and not Subtenant shall be responsible for maintenance of the exterior and structural portions of the Subleased Premises.

       7. Security Protocols, Policies and Procedures. Subtenant acknowledges and agrees that the Buildings constitute a secure facility and that sensitive and privileged information is stored within the Buildings. Subtenant agrees that all personnel of Subtenant and Subtenant's use of the Leased Premises will be subject to all security protocols, policies and procedures currently in effect or as may be implemented or established from time to time by Sublandlord with respect to its own personnel and operations at the Premises, including background checks, daily identification and clearance procedures, and other building security measures, as such protocols, policies or procedures may be changed, replaced, or otherwise modified from time to time.

       8. Relationship to Prime Lease. This Sublease and all of Subtenant's rights hereunder are expressly subject to and subordinate to all of the terms and conditions of the Prime Lease. Subtenant hereby acknowledges that it has received a copy of the Prime Lease and all of the instruments incorporated therein by reference, and has read all of the terms and conditions thereof, including without limitation the terms and conditions of that certain Participation Agreement dated as of March 18, 1994 between and among Alphafax Properties Limited Partnership, Equifax Inc., Equifax Properties, Inc., First Chicago Leasing Corporation, Equifax Business Trust No. 1994-A, Wilmington Trust Company, William J. Wade, NationsBank of Georgia, National Association, and Trust Company



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Bank. Sublandlord shall provide to Subtenant copies of all modifications or amendments to the Prime Lease or such other instruments which in any manner affect Subtenant's obligations hereunder. Subtenant hereby agrees to and does assume all obligations of Sublandlord, as Lessee under the Prime Lease, with respect to the Subleased Premises. All of the terms and conditions of the Prime Lease are hereby incorporated into this Sublease by reference as if fully set forth herein; provided, however, that Subtenant shall have no rights whatsoever to exercise rights or privileges of Sublandlord pursuant to Articles 12 (lease renewal), 13 (buyout), 14 (early termination; obsolescence or uneconomic usefulness termination), 19 (right of first offer) and 21 (rejectable offers), and except that "Lessor" shall be read as "Sublandlord" and "Lessee" shall be read as "Subtenant"; and provided, further, however, that Subtenant hereby acknowledges that Subtenant shall look solely to Sublandlord for the performance of all the Prime Landlord's obligations under the Prime Lease and that Sublandlord shall not be obligated with respect to such obligations unless the same are fulfilled by the Prime Landlord under the Prime Lease.

       9. Default. Any act or omission by Subtenant that would constitute a default under the Prime Lease shall be deemed a default by Subtenant under this Sublease. In addition, any failure by Subtenant to pay Base Rent when due (and the continuance of such failure for five (5) days following notice from Sublandlord to Subtenant) or any failure by Subtenant to perform any other obligations required under this Sublease (and the continuance of such failure for five (5) days following notice from Sublandlord to Subtenant) shall be deemed a default hereunder. Any such default by Subtenant shall entitle Sublandlord to exercise any and all remedies available to Prime Landlord under the Prime Lease or any other remedies available at law or in equity under the laws of the State of Georgia.

       10. Quiet Enjoyment. Provided Subtenant has performed its obligations hereunder, Subtenant shall have the quiet enjoyment of the Subleased Premises without interference by Sublandlord. Sublandlord shall use its reasonable business judgment in determining when and whether to enforce Prime Landlord's obligations under the Prime Lease, but if Sublandlord chooses not to pursue an action to enforce any of Prime Landlord's obligations, Subtenant shall have no right to any recourse or action or claim against Prime Landlord, Subtenant's only rights with respect to the Subleased Premises being against the Sublandlord in accordance with the terms hereof.

       11. Insurance and Indemnities. Subtenant hereby agrees to indemnify and hold Prime Landlord (and any other persons or entities specified under the Prime Lease) harmless, with regard to Subtenant's leasing and use of Subleased Premises, to the same extent that the "Lessee" under the Prime Lease is required to indemnify and hold Prime Landlord or any other persons or entities thereunder harmless with respect to the Property. Subtenant shall not be required to carry casualty insurance with respect to the Subleased Premises, which coverage shall be maintained by Sublandlord as provided in Section 10(a) of the Prime Lease. Subtenant shall maintain commercial general liability



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and workers' compensation insurance coverage with respect to its operations at the Subleased Premises, in compliance with the provisions of Sections 10(a)(i)(B) and 10(a)(i)(B) of the Prime Lease, which shall name Prime Landlord (and any other persons or entities specified in the Prime Lease) and Sublandlord as additional insureds as their interests may appear and shall otherwise be in compliance with Article 10 of the Prime Lease. Subtenant hereby agrees to obtain and provide evidence satisfactory to Sublandlord, on or before the date of this Sublease, that Subtenant is carrying such insurance in the same amounts and otherwise in compliance with the Prime Lease as required to be carried by Sublandlord with regard to the Property. Subtenant shall also maintain adequate coverage on all of Subtenant's personal property.

       12. Casualty and Condemnation; Proceeds; Title Defects. All provisions of the Prime Lease with respect to casualty loss and condemnation or conveyance in lieu thereof shall apply with respect to the Subleased Property. Subtenant acknowledges and agrees that if the Subleased Premises are affected in a condemnation or conveyance in lieu thereof, Subtenant shall not be entitled to any of Prime Landlord's or Sublandlord's award. Subtenant further acknowledges and agrees that if an award is made under any title policy not issued to Subtenant with respect to a title defect or failure of title to the Property, Subtenant shall not be entitled to any award thereunder.

       13. Subleasing and Assignment. Subtenant shall not and shall have no right to voluntarily, involuntarily or by operation of law, assign, transfer, hypothecate or otherwise encumber this Sublease, or any interest herein, and shall not sublet nor permit the use by others of the Subleased Premises or any part thereof without first obtaining in each instance Sublandlord's prior written consent, which consent Sublandlord shall be entitled to withhold in its sole discretion. Any such assignment, sublease, transfer or hypothecation without Sublandlord's prior written consent shall be null and void and shall constitute an immediate event of default under this Sublease. No acceptance by Sublandlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Subtenant from any of its obligations hereunder or be deemed to constitute Sublandlord's consent to any assignment, sublease, transfer or hypothecation.

       14. No Estate in Land. No estate in land is created hereby, and Subtenant shall have only a usufruct in the Subleased Premises, not subject to encumbrance, mortgage, transfer, assignment or other conveyance.

       15. Early Termination by Either Party. Sublandlord has the right to terminate this Sublease with respect to the Subleased Premises in Building One prior to expiration of the Sublease Term upon not less than nine (9) months prior written notice to Subtenant. Subtenant has the right to terminate this Sublease with respect to the Subleased Premises in Building One prior to expiration of the Sublease Term upon not less than nine (9) months prior written notice to Sublandlord; provided, however, that notice may not be given during the first three (3) months of the term hereof (i.e., the earliest effective date of



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a termination by Subtenant under this paragraph is twelve (12) months from the date hereof). Such termination shall be effective at midnight on the day which is the later to occur of the date specified in such notice, or the date which is nine (9) months from the date such notice is delivered.

       16. Holding Over. If Subtenant remains in possession of the Subleased Premises after expiration of the Sublease Term or earlier termination date designated pursuant to paragraph 15 above, with Sublandlord's acquiescence and without any distinct agreement of the parties, then Subtenant by virtue of this paragraph shall become a tenant from month-to-month at a monthly base rent, payable in advance, in an amount equal to one and one-half times the amount of Base Rent payable for the last month of the Sublease Term and otherwise subject to all of the conditions and covenants of this Sublease (including the obligation to pay Additional Rent) as though this Sublease had originally been a month-to-month tenancy. In no event shall there be a renewal of this Sublease by operation of law, and any such month-to-month tenancy may be terminated by either Sublandlord or Subtenant by giving thirty (30) days written notice to the other. Specifically notwithstanding the foregoing, if Subtenant shall remain in possession of the Subleased Premises as a holdover tenant without the acquiescence of Sublandlord or otherwise in violation of the terms and provisions of this Sublease, in addition to any other rights and remedies available to Sublandlord, Sublandlord shall have the immediate right to reenter and take possession of the Subleased Premises.

       17. Surrender of Subleased Premises. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises (and all keys to the Subleased Premises) to Sublandlord in the condition required by the Prime Lease. Any property of Subtenant left upon the Subleased Premises at the termination of this Sublease shall be deemed abandoned by Subtenant, and Sublandlord may thereafter use or dispose of such property as Sublandlord sees fit without obligation to Subtenant. Subtenant shall reimburse Sublandlord on demand for Sublandlord's costs and expenses in removing and disposing of such property, and Subtenant shall further indemnify and hold Sublandlord free and harmless from any liability, claim or expense suffered or incurred by Sublandlord in connection with the removal or disposal of such property.

       18. Subordination. Subject to the terms the Prime Lease, this Sublease and all rights of Subtenant hereunder are and shall be superior or inferior to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof which may now or hereafter affect Sublandlord's interest in the Subleased Premises or Buildings, and to any modifications, renewals, consolidations, extensions or replacements of any such security instrument, at the election of the holder thereof. All provisions of the Prime Lease with respect to subordination, non-disturbance and attornment shall apply to this Sublease and to Subtenant with respect to any holder of any and all mortgages, deeds to secure debt, deeds of trust, or other instruments creating a lien or conveying a security title at any time and from time to time, granted by Sublandlord or Prime Landlord and affecting or



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encumbering the title of Sublandlord or Prime Landlord to the Property (which includes the Subleased Premises), the Prime Lease or this Sublease.

       19. Estoppel Certificates. In addition to the requirements of Section 22(h)(i) of the Prime Lease, Subtenant shall at any time and from time to time, upon not less than ten (10) days' prior written notice from Sublandlord, execute, acknowledge and deliver to Sublandlord, or Sublandlord's designee, a statement in writing (a) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), (b) stating that Subtenant has accepted occupancy of the Subleased Premises, (c) specifying the dates to which rent, and other amounts due hereunder have been paid, and (d) certifying that there are no existing defaults on the part of Sublandlord or Subtenant hereunder and that Subtenant has no defenses or offsets against the enforcement of this Sublease, to the extent the same is true, or specifying such defaults, defenses or offsets if any are claimed.

       20. Exculpation. Sublandlord's obligations and liability to Subtenant with respect to this Sublease shall be limited solely to Sublandlord's interest in the Subleased Premises, and neither Sublandlord, nor any of the representatives, partners, officers, directors or shareholders of Sublandlord, shall have any personal liability whatsoever with respect to this Sublease or Sublandlord's obligations hereunder.

       21. Environmental Matters. All warranties and covenants made by Sublandlord in Article 8(i) of the Prime Lease are hereby made by Subtenant on its own behalf to and for the benefit of Sublandlord with respect to Subtenant's possession and occupancy of the Subleased Premises, including without limitation the all agreements to pay costs and liabilities set forth in Sections 8(i)(C) and 8(i)(E) of the Prime Lease, and Subtenant shall and hereby does indemnify Sublandlord for any failure of Subtenant, its agents, employees or invitees to comply with such covenants and warranties.

       22. Indemnification. Unless due solely to the gross negligence or misconduct of Sublandlord or its agents, neither Sublandlord nor Sublandlord's agents shall be liable to Subtenant or Subtenant's agents, contractors or visitors, and Subtenant shall and does hereby indemnify and hold Sublandlord harmless from and against any and all loss, cost, liability, claim, damage or expense (including, without limitation, reasonable attorneys' fees, court costs and costs of investigation) incurred in connection with or arising from (a) any default by Subtenant in the performance of any of the terms and provisions of this Sublease on Subtenant's part to be performed; (b) Subtenant's use and occupancy of the Subleased Premises; or (c) any acts, omissions or-negligence of Subtenant, its agents, employees and guests in or about the Subleased Premises, including, without limitation, any breach of security, or loss or misappropriation of Sublandlord's proprietary or confidential information. Subtenant, and all those claiming by, through or under Subtenant, shall store their property in and shall occupy and use the Subleased Premises and all portions of the Buildings and related improvements to which they are entitled hereunder solely at their own risk. Subtenant and all those claiming or entering the



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Subleased Premises by, through or under Subtenant hereby release Sublandlord, to the full extent permitted by law, from all claims of every kind, including, without limitation, personal injury, property damage, loss or other damages occurring by theft or mysterious disappearance, or business interruption, unless caused by or due to the gross negligence or misconduct of Sublandlord.

       23. Notices. Notices by Sublandlord and Subtenant shall be given to each other in the same manner provided by the Prime Lease:

                      Sublandlord:


                      Equifax Inc.
                      1600 Peachtree Street, NW
                      Atlanta, Georgia 30309
                      Attention:  Chief Financial Officer



                      Subtenant:

                      Equifax Services Inc.
                      1000 Alderman Drive
                      Alpharetta, Georgia 30005
                      Attention:  General Counsel



       24. Permitted Sublease under Prime Lease. Subtenant acknowledges and agrees that Sublandlord is entering into this Sublease as a subletting permitted without Prime Landlord's prior written consent pursuant to the terms of Section 11(a) of the Prime Lease. Accordingly, Subtenant acknowledges and agrees that Sublandlord may assign all of Sublandlord's right, title and interest in this Sublease to Prime Landlord and other parties pursuant to the terms of Section 11(a) of the Prime Lease. Subtenant further represents and warrants that Subtenant is not a "Tax-Exempt Entity" as defined in Section 11(a)(iv) of the Prime Lease.

       25. Brokers. Each party represents to the other that it has not dealt with any real estate broker, sales person or finder in connection with this Sublease. Each party hereby agrees to indemnify and hold the other harmless from and against any liabilities and claims for commissions and fees due or claimed to be due by any party claiming to have dealt with the indemnifying party in connection with this Sublease.

       26. Governing Law; Time of Essence; Miscellaneous. This Sublease shall be governed by the laws of the State of Georgia. Time shall be of the essence with regard to the terms and provisions of this Sublease. This Sublease supersedes all prior discussions and agreements between the parties and incorporates their entire agreement with respect to the subject matter hereof and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any term used in this Sublease which begins with initial capital letters and is not defined herein shall have the same meaning attributable to that term in the Prime Lease. No failure of Sublandlord to exercise any power given Sublandlord hereunder, or to insist upon strict compliance by Subtenant of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Sublandlord's right to demand exact compliance with the terms hereof. This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. All modifications of this Sublease must be in writing and signed by the party to be bound. Subtenant shall not record this Sublease nor any memorandum hereof.

                         (Signatures Begin on Next Page)

[Signature Page to Sublease Agreement between Equifax Inc. as Sublandlord and Equifax Services Inc. as Subtenant for premises at 1505 and 1525 Windward Concourse, Alpharetta, Georgia]



       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, the day and year first above written.


                                        SUBLANDLORD:

                                        EQUIFAX INC., A GEORGIA CORPORATION


                                        By:  /s/ Edward Z. Barber
                                            ----------------------------------
                                        Name: Edward Z. Barber
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------

                                        Attest: /s/ Joan A. Martin
                                               -------------------------------
                                        Name: Joan A. Martin
                                             ---------------------------------
                                        Title: Assistant Secretary
                                              --------------------------------

                                               [CORPORATE SEAL]

                       (Signatures Continued on Next Page)

[Signature Page to Sublease Agreement between Equifax Inc. as Sublandlord and Equifax Services Inc. as Subtenant for premises at 1505 and 1525 Windward Concourse, Alpharetta, Georgia]


                                    SUBTENANT:

                                    EQUIFAX SERVICES INC., a Georgia
                                    corporation


                                    By: /s/ J. Michael de Janes
                                      ---------------------------------
                                    Name: J. Michael de Janes
                                         ------------------------------
                                    Title: General Counsel
                                          -----------------------------

                                    Attest: /s/ Mary M. McLemore
                                           ----------------------------
                                    Name: Mary M. McLemore
                                         ------------------------------
                                    Title: Assistant Secretary
                                          -----------------------------

                                            [CORPORATE SEAL]